Exhibit 10.1

MYRIAD GENETICS, INC.

Amendment to Executive Retention Agreement

THIS AMENDMENT TO EXECUTIVE RETENTION AGREEMENT (the “Amendment”), by and between Myriad Genetics, Inc., a Delaware corporation (the “Company”), and _______________ (the “Executive”), is entered into effective as of October 12, 2007 (the “Effective Date”).

WHEREAS, the Company and the Executive entered into that certain Executive Retention Agreement, dated effective February 17, 2005 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to make certain amendments to the Agreement as a result of the finalization of certain rules and regulations under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which potentially affect the taxation of benefits provided for under the Agreement by the Company to the Executive.

NOW, THEREFORE, in consideration of the premises set forth herein, and for such other good and valuable consideration which the parties hereby acknowledge, the parties agree as follows.

1. Definitions. Those capitalized terms used herein which are defined in the Agreement shall have the same meaning and definition as provided for in the Agreement.

2. Continuing Effect. Except to the extent amended herein, the terms and conditions of the Agreement shall continue in full force and effect.

3. Timing for Payment of Benefits. If at the time a payment is to be made under this Agreement, it is determined that the Executive is a “specified employee” of the Company (within the meaning of Section 409A of the Code, as amended, and any successor statute, regulation and guidance thereto), then limited only to the extent necessary to comply with the requirements of Section 409A of the Code, any payments to which the Executive may become entitled under this Agreement which are subject to Section 409A of the Code (and not otherwise exempt from its application) will be withheld until the first (1st) business day of the seventh (7th) month following the termination of employment at which time Executive shall be paid an aggregate amount equal to the accumulated, but unpaid, payments otherwise due to Executive under the terms of this Agreement.

4. Further Amendments.

a. Section 1.4 (b) of the Agreement is hereby amended to read as follows:

“(b) a material reduction in the Executive’s annual base salary as in effect on the Measurement Date;”

b. Section 4.1(a)(i)(1)(C) of the Agreement is hereby amended to read as follows:

“(C) any accrued vacation pay to the extent not previously paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the “Accrued Obligations”);”

c. Section 4.1(a)(ii) of the Agreement is hereby amended by adding the words “each month” after the words “practice or policy,” in the second line of such section 4.1(a)(ii).

d. Section 5.1 of the Agreement is hereby amended by adding at the end thereof the following new sentence.

“The Gross-Up Payment will be made by the end of the year after the year in which the Executive paid the Excise Tax.”

5. Construction. Section 409A and the rules and regulations promulgated thereunder, in general, provide for the taxation of certain payments made following the termination of employment of an employee. Section 409A and the rules and regulations promulgated thereunder provide that payments will not be subject to taxation under section 409A if certain conditions are met. The purpose of this Amendment is to amend to the Agreement to the extent necessary such that payments made to the Executive following a termination of employment are not subject to taxation under section 409A. Accordingly, this Amendment shall be construed, interpreted and applied so as to accomplish this intent, and also recognizing that there may be future guidance and interpretation of the application of section 409A and the rules and regulations promulgated thereunder by the Internal Revenue Service or the judicial courts.

6. Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment or the Agreement, which shall remain in full force and effect.

7. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Utah, without regard to conflicts of law principles.

8. Counterparts. This Amendment may be signed by the parties in separate counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

MYRIAD GENETICS, INC.	EXECUTIVE

By:Peter D. Meldrum	Name:
Title: President and CEO

Attachment

Each of the following executive officers entered into an amended Executive Retention Agreement effective as of October 12, 2007, utilizing the form included in this Exhibit 10.1:

Peter D. Meldrum — President, Chief Executive Officer, Director
Gregory C. Critchfield, M.D. — President of Myriad Genetic Laboratories, Inc.
James S. Evans — Chief Financial Officer of Myriad Genetics, Inc.
Adrian N. Hobden, Ph.D. — President of Myriad Pharmaceuticals, Inc.
William A. Hockett III — Vice President of Corporate Communications
Jerry S. Lanchbury, Ph.D. — Senior Vice President Research
W. Wayne Laslie — Chief Operating Officer of Myriad Pharmaceuticals, Inc.
Richard M. Marsh, Esq. — Vice President, General Counsel and Secretary
Mark H. Skolnick, Ph.D. — Chief Scientific Officer, Director
Mark C. Capone – Chief Operating Officer of Myriad Genetic Laboratories, Inc.